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                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF

                         SELIGMAN VALUE FUND SERIES, INC

     SELIGMAN VALUE FUND SERIES, INC., a Maryland corporation, having a principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The separate class of shares previously designated the "Seligman Small-Cap Value Fund Class" is redesignated the "Seligman Smaller-Cap Value Fund Class."

     SECOND: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940; the foregoing amendments were approved by a majority of the entire Board of Directors on September 16, 2004; and such amendments are limited to changes in name as expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action of the stockholders of the Corporation.

     THIRD: These articles of amendment shall become effective on January 1, 2005.

     IN WITNESS WHEREOF, SELIGMAN VALUE FUND SERIES, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary on December 16, 2004.

                                        SELIGMAN VALUE FUND SERIES, INC.


                                        By: /s/ Brian T. Zino
                                            ------------------------------------
                                                Brian T. Zino, President

WITNESS:


       /s/ Frank J. Nasta
--------------------------------
    Frank J. Nasta, Secretary

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THE UNDERSIGNED, President of SELIGMAN VALUE FUND SERIES, INC., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                            /s/ Brian T. Zino
                                            ------------------------------------
                                                Brian T. Zino